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                                                                    Exhibit 10.6




                                 OFFICEMAX, INC.
                               DIRECTOR SHARE PLAN
                    (AMENDED AND RESTATED FEBRUARY 28, 2002)

1.       PURPOSE.

                  The OfficeMax, Inc. Director Share Plan is intended to increase the proprietary interest of nonemployee members of the Board of Directors of OfficeMax, Inc. by providing further opportunity for ownership of the Company's common shares. By means of such increased proprietary interest, the Plan is intended to increase their incentive to contribute to the success of the Company's business.

2.       DEFINITIONS.

                  As used in this Plan, the following words and phrases shall have the meanings indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Change in Control" shall mean the occurrence of an event described in Article 10 hereof.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" shall mean the Compensation Committee of the Board.

                  (e) "Company" shall mean OfficeMax, Inc., a corporation organized under the laws of the State of Ohio, or any successor corporation.

                  (f) "Disability" shall mean a Participant's total and permanent inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Participant and acceptable to the Company.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

                  (h) "Fair Market Value" per Share or Restricted Share shall mean the closing price on the NYSE Composite Transactions Tape (or its equivalent if the Shares are not traded on the New York Stock Exchange) of a Share for the trading day immediately prior to the relevant valuation date.

                  (i) "Participant" shall mean a nonemployee member of the Board.


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                  (j) "Plan" shall mean the OfficeMax, Inc. Director Share Plan, as amended from time to time.

                  (k) "Plan Quarter" shall mean a calendar quarter ending on March 31, June 30, September 30 or December 31.

                  (l) "Plan Year" shall mean the calendar year.

                  (m) "Restricted Period" shall have the meaning given in
         Section 5(c) hereof.

                  (n) "Restricted Share" or "Restricted Shares" shall mean the Shares granted hereunder subject to restrictions.

                  (o) "Shares" shall mean the common shares of the Company, without par value.

3.       SHARES.

                  The maximum number of Shares which shall be reserved for the grant of Shares and Restricted Shares under the Plan shall be 750,000 Shares, which number shall be subject to adjustment as provided in Article 11 hereof. Such Shares may be either authorized but unissued Shares or treasury Shares; provided that no more than 112,929 Shares issued hereunder shall be newly issued Shares and any remaining Shares issued hereunder shall be treasury Shares.

                  If any outstanding Restricted Shares under the Plan should be forfeited and reacquired by the Company, the Shares so forfeited shall (unless the Plan shall have been terminated) again become available for use under the Plan.

4.       GRANTS OF SHARES AND RESTRICTED SHARES.

         4.1 ALL GRANTS SUBJECT TO ANY DEFERRAL ELECTION. All provisions of this
Article 4 with respect to grants of Shares or Restricted Shares shall be subject to any deferral election with respect to such Shares or Restricted Shares which is made by a Participant in accordance with Article 6 hereof.

         4.2 GRANTS OF RESTRICTED SHARES FOR ANNUAL RETAINER FEE. In the case of an individual who is a Participant at the beginning of a Plan Year, his or her annual retainer fee shall be provided in the form of a grant of Restricted Shares made on the first business day of each Plan Year. The Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of annual retainer fee in effect on such date for such Participant. No award shall be made for fractional Shares.

             In the case of an individual who becomes a Participant during a Plan Year, his or her annual retainer fee with respect to such Plan Year shall be provided in the form of a grant of Restricted Shares made on the last business day of the Plan Quarter in which he or she becomes a Participant. The Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of the applicable annual retainer fee multiplied by a fraction, the numerator of which is the number of days remaining in such Plan Year from and after the date the individual


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becomes a Participant and the denominator of which is 365. No award shall be made for fractional Shares.

             If an increase in the annual retainer fee becomes effective during a given Plan Year, an additional grant of Restricted Shares shall be made on the last business day of the Plan Quarter in which the increase in the annual retainer fee becomes effective. The Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of such increase multiplied by a fraction, the numerator of which is the number of days remaining in such Plan Year from and after the effective date of such increase and the denominator of which is 365. No award shall be made for fractional Shares.


         4.3 GRANTS OF SHARES FOR MEETING FEES. The meeting fees of each Participant shall be provided in the form of a grant of Shares made on the last business day of the Plan Quarter in which the relevant meetings occur. Shares so granted shall have a Fair Market Value on such date equal to the aggregate amount of the meeting fees for the respective Participant with respect to meetings occurring in such Plan Quarter. No award shall be made for fractional Shares.

5.       RESTRICTED SHARES.

             Each grant of Restricted Shares under the Plan shall comply with the following terms and conditions:

             (a) NUMBER OF SHARES. Each grant shall state the number of Restricted Shares to be granted.

             (b) RESTRICTIONS. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) during the Restricted Period.

             (c) RESTRICTED PERIOD. Subject to Sections 5(d) and 5(f) hereof, the Restricted Period for Restricted Shares granted under the Plan shall begin with their grant and end upon completion of the Plan Year in which they are granted.

             (d) TERMINATION OF SERVICE AS DIRECTOR DURING RESTRICTED PERIOD. Except as provided in Section 5(f) hereof, if during the Restricted Period a Participant's service as a member of the Board (whether or not a nonemployee member) terminates, the Participant shall receive a number of unrestricted Shares determined by multiplying the number of Restricted Shares held by the Participant by a fraction, the numerator of which shall be the number of days the Participant served as a Director during the Restricted Period and the denominator of which shall be the number of days in the Restricted Period. Any additional value shall be forfeited.

             (e) OWNERSHIP. During the Restricted Period the Participant shall possess all incidents of ownership of such Restricted Shares, including the right to vote and to receive dividends with respect to such Restricted Shares, subject to the restrictions and limitations described in this Article.


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             (f) ACCELERATED LAPSE OF RESTRICTIONS. Upon the termination of a
         Participant's service as a member of the Board which results from the Participant's death or disability, or upon the occurrence of a Change in Control of the Company (as defined in Article 10 hereof), all restrictions then outstanding with respect to Restricted Shares granted hereunder shall automatically expire and be of no further force and effect.

             (g) RESTRICTED SHARE CERTIFICATE OR ACCOUNT. Upon the grant of Restricted Shares, either (i) a share certificate or certificates representing such Restricted Shares shall be registered in the Participant's name, shall bear an appropriate legend referring to the restrictions applicable thereto, and shall be held in escrow by the Company for the account of the Participant, or (ii) the Company's share transfer agent or other designee shall credit such Restricted Shares to the Participant's Restricted Shares account, which Shares shall be subject to the restrictions applicable thereto under the Plan. Any attempt to dispose of any such Shares in contravention of such restrictions shall be null and void and without effect.

6.       DEFERRAL ELECTION.

             Each Participant may elect to defer the receipt (a "Deferral Election") of all or a portion of the Shares and/or Restricted Shares otherwise deliverable to the Participant with respect to his or her services as Director during a Plan Year ("Deferred Shares").

             The Participant shall elect (a) that Deferred Shares be distributed in a lump sum or in equal annual installments (not exceeding ten (10)), and (b) that the lump sum or first installment be distributed on the tenth day of the calendar year immediately following either (i) the year in which the Participant ceases to be a Director of the Company, or (ii) the earlier of the year in which the Participant ceases to be a Director of the Company or a date designated by the Participant, provided, however, that any such election shall be subject to
Article 9 hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the Participant's Deferred Shares shall have been distributed.

             In the event the Participant should die before all of the Participant's Deferred Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant.

             In the event the Participant should terminate his or her service as a member of the Board during the period which would have been a Restricted Period with respect to a particular grant of Deferred Shares hereunder, except that the Participant had made an effective Deferral Election with respect to such grant, such Deferred Shares shall be treated in the same manner as Restricted Shares under Sections 5(d) and 5(f) hereof.

7.       TIMING AND FORM OF ELECTIONS.

             Any election described in Article 6 hereof:

             (a) shall be in the form of a document executed by the Participant and filed with the Secretary of the Company.


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             (b) shall be made before the first day of the Plan Year in which the applicable retainer fee and/or meeting fees are earned and shall become irrevocable on the last day prior to the beginning of such Plan Year (except that an election with respect to the first Plan Year in which an individual becomes a Participant shall be made before the first date on which he or she is a Participant and shall become irrevocable on the last day prior to such date), and

             (c) shall continue until a Participant ceases to be a Director or until he or she terminates or modifies such election by written notice, any such termination or modification to be effective as of the end of the Plan Year in which such notice is given with respect to fees payable in subsequent Plan Years.

8.       DIVIDEND EQUIVALENTS.

             Deferred Shares shall be credited with an amount equivalent to the dividends which have been paid on an equal number of outstanding Shares ("Dividend Equivalents"). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares which were otherwise deliverable, or into which Dividend Equivalents were converted pursuant to the second paragraph of this Article 8, prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

             Dividend Equivalents so credited shall be converted into an additional whole number of Deferred Shares as of the payment date of the dividend (based on the Fair Market Value of a Share on such payment date). Such Deferred shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan. Dividend Equivalents resulting in fractional shares shall be held for the credit of the Participant until the next dividend payment date and shall be converted into Deferred Shares on such date. Upon the final distribution of the Participant's Deferred Shares, any Dividend Equivalents not previously converted into Deferred Shares shall be paid in cash.

9.       EFFECT OF CERTAIN EVENTS.

             Notwithstanding an election pursuant to Article 6 hereof:

             (a) If, as determined by the Board in its sole discretion, the Participant (during or following his or her membership on the Board) engaged in any activity or association in competition with or adverse or detrimental to the interests of the Company (i) all of such Participant's Deferred Shares shall be distributed immediately in the form of Shares, (ii) Dividend Equivalents not yet converted into Deferred Shares shall be distributed immediately in cash, and (iii) all of such Participant's fees earned and not yet converted into Shares, Restricted Shares or Deferred Shares under the terms of this Plan shall be distributed in the form of Shares as soon as practicable, with no award for fractional Shares.

             (b) Upon the occurrence of a Change in Control (as defined in Article 10 hereof), (i) all Deferred Shares to the extent credited prior to the Change in Control shall be distributed immediately in the form of Shares, and (ii) all


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                  Dividend Equivalents not yet converted into Deferred Shares and all fees earned and not yet converted into Shares, Restricted Shares or Deferred Shares under the terms of this Plan shall be distributed immediately in cash.

10.      CHANGE IN CONTROL OF THE COMPANY.

             The first to occur of any of the following events shall be deemed a Change in Control of the Company:

                  (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 33% of the combined voting power of the Company is acquired by any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company), or

                  (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

                  (iii) during any two-year period, the individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election, by the Company's shareholders of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of such period or whose election or nomination was previously so approved).

11.      EFFECT OF CERTAIN CHANGES.

             In the event of any extraordinary dividend, share dividend, recapitalization, merger, consolidation, share split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of Shares available for grant and the number of outstanding Restricted Shares and Deferred Shares shall be equitably adjusted by the Committee to reflect such event and preserve the value of such grants and the Committee may make such other adjustments to the terms of outstanding Restricted Shares and Deferred Shares as it may deem equitable under the circumstances; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

12.      RIGHTS AS A SHAREHOLDER.

             A Participant shall have only the rights as a shareholder described in Section 5(e) hereof with respect to any Restricted Shares during the Restricted Period. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date an unrestricted Share certificate is issued, except as provided in Article 11 hereof.



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13.      NO RIGHTS TO CONTINUANCE AS DIRECTOR.

             Nothing in the Plan or in any grant made pursuant hereto shall confer upon any Participant the right to continue to serve as a member of the Company's Board or to be entitled to any remuneration or benefits not set forth in the Plan.

14.      ADMINISTRATION.

             The Plan shall be administered by the Committee. The Committee shall have the authority to make such interpretations and constructions of the Plan as are necessary to administer the Plan in accordance with, and subject to, the Plan's provisions.

             The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. The Committee may appoint a chairperson and a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

             No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

15.      AMENDMENT AND TERMINATION OF THE PLAN.

             The Board may, at any time and from time to time, in its sole discretion, suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires shareholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. Except as provided in Article 11 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any grant previously made, unless the written consent of the Participant is obtained.

16.      GOVERNING LAW.

             The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Ohio without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.


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17.      TERM OF PLAN.

             The Plan shall remain in effect until February 28, 2012, unless sooner terminated by the Board; provided, however, that, except as provided in
Article 9 hereof, Shares and Dividend Equivalents may be delivered pursuant to a Deferral Election after such date and the Restricted Period of Restricted Shares granted hereunder prior to such date may extend beyond such date, and the provisions of the Plan shall continue to apply to such Deferred Shares, Dividend Equivalents and Restricted Shares.

18.      MISCELLANEOUS.

             18.1 The right of a Participant to Deferred Shares and/or Dividend Equivalents shall be non-assignable and shall not be subject in any manner to the debts or other obligations of the Participant or any other person.

             18.2 The Company shall not be required to reserve or otherwise set aside funds with respect to Deferred Shares or Dividend Equivalents.






















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